                                 EXHIBIT 10.12

                             G.D.F. INTERNATIONAL

                       COMMON STOCK AND WARRANT PURCHASE

                                   AGREEMENT

                       HYDROGEN BURNER TECHNOLOGY, INC.

                COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                                JULY 13, 2000


                              TABLE OF CONTENTS

                                                                          Page

1.  Definitions..............................................................1
    1.1   Certain Defined Terms..............................................1
    1.2   Index of Other Defined Terms.......................................2
2.  Agreement to Purchase and Sell Securities................................4
    2.1   Agreement to Purchase and Sell the Shares..........................4
    2.2   Consideration; Payment of Aggregate Purchase Price.................4
    2.3   Agreement to Purchase and Sell Warrant.............................4
    2.4   Right of First Offer...............................................4
3.  Closing; Deliveries......................................................6
    3.1   The Closing........................................................6
    3.2   The Delivery.......................................................6
4.  Representations and Warranties of Purchaser..............................7
    4.1   Authorization......................................................7
    4.2   Investment Intent; Capacity to Protect Interests...................7
    4.3   Reliance On Purchaser's Representations............................7
    4.4   Principal Address; Residency.......................................8
    4.5   Information Concerning the Company.................................8
    4.6   Sophisticated and Accredited Investor..............................8
    4.7   No Public Market...................................................9
    4.8   Economic Risk......................................................9
    4.9   Offshore Transaction...............................................9
    4.10  Restricted Securities..............................................9
    4.11  Limitations on Disposition........................................11
    4.12  No Government Recommendation or Approval..........................11
    4.13  Compliance with Other Laws........................................11
    4.14  Reliance on Own Investigation.....................................11
5.  Representations and Warranties of the Company...........................12
    5.1   Organization; Good Standing; Qualification........................12
    5.2   Authorization.....................................................12
    5.3   Valid Issuance of Shares and Warrant Shares.......................12
    5.4   Governmental Consents.............................................12
    5.5   Financial Statements..............................................13
    5.6   Corporate Action; Books and Records...............................13
    5.7   Capitalization of the Company.....................................13
    5.8   No Commitments....................................................14
    5.9   Subsidiaries and Other Investments................................14
    5.10  Licenses and Permits..............................................14
    5.11  Absence of Certain Changes........................................14
    5.12  Litigation........................................................15
    5.13  Judgment, Awards and Proceedings..................................15
    5.14  No Violation......................................................15
    5.15  Environmental Matters.............................................16


                                       -i-

    5.16  Title.............................................................16
    5.17  Intellectual Property Assets......................................16
    5.18  Disclosure........................................................18
6.  Rights As Shareholder...................................................18
7.  Rights of First Refusal.................................................18
    7.1   General...........................................................18
    7.2   Notice of Proposed Transfer.......................................18
    7.3   Exercise of Right of First Refusal................................18
    7.4   Purchase Price....................................................19
    7.5   Payment...........................................................19
    7.6   Selling Shareholder's Right to Transfer...........................19
    7.7   Termination of Rights of First Refusal............................19
8.  Restrictive Legends and Stop-Transfer Orders............................19
    8.1   Legends...........................................................19
    8.2   Stop-Transfer Notices.............................................21
    8.3   Refusal to Transfer...............................................21
9.  Covenants...............................................................21
    9.1   Covenants of Purchaser............................................21
    9.2   Covenants of the Company..........................................22
10. Company Rights..........................................................22
11. Conditions of the Company's Obligations at Closing......................22
    11.1  Representations and Warranties....................................22
    11.2  Performance.......................................................22
    11.3  Qualifications....................................................22
12. Conditions of Purchaser's Obligations at Closing........................23
    12.1  Representations and Warranties....................................23
    12.2  Performance.......................................................23
13. Market Standoff Agreement...............................................23
14. Development Program; Purchaser's Continuing Obligations.................24
15. California Corporate Securities Law.....................................24
16. Miscellaneous...........................................................24
    16.1  Governing Law; Severability.......................................24
    16.2  Choice of Forum...................................................24
    16.3  Survival of Representations, Warranties and Agreements............24
    16.4  Successors and Assigns............................................24
    16.5  No Waiver.........................................................25
    16.6  Written Amendments................................................25
    16.7  Notices...........................................................25
    16.8  Further Instruments...............................................26
    16.9  Finder's Fees.....................................................26
    16.10 Dispute Resolution................................................26
    16.11 Entire Agreement..................................................26
    16.12 Counterparts......................................................26
    16.13 Titles and Subtitles..............................................27
    16.14 Attorneys' Fees...................................................27

EXHIBIT A        Form of Warrant
EXHIBIT B        Conversion and Omnibus Termination Agreement and General
                 Release
EXHIBIT C        Distribution Agreement
EXHIBIT D        Voting Agreement
EXHIBIT E        Form of Certificate of Non-U.S. Person
EXHIBIT F        "Accredited Investor" Questionnaire
EXHIBIT G        List of Diligence Materials
EXHIBIT H        Schedule of Exceptions
EXHIBIT I        Capitalization Table
EXHIBIT J        Joint Development Program Term Sheet

                 COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     This Common Stock and Warrant Purchase Agreement (this "AGREEMENT") is made to be effective as of July __, 2000 (the "EFFECTIVE DATE"), by and between HYDROGEN BURNER TECHNOLOGY, INC., a California corporation (the "COMPANY"), and G.D.F. INTERNATIONAL, a French corporation with registered offices at 2, rue Curnonsky, Paris, France ("PURCHASER" or "GDFI"). GDFI is a wholly-owned subsidiary of Gaz de France, a French public utility company ("GDF"). GDFI is acting on its own and on Gaz de France's behalf.

     As consideration for the mutual covenants and agreements contained herein, the Company and Purchaser hereby agree as follows:

     1.   DEFINITIONS.

          1.1  CERTAIN DEFINED TERMS

     As used in this Agreement, the following terms shall have the following respective meanings:

     "AFFILIATES" means all persons who control, are controlled by or are under common control with a person.

     "ANCILLARY AGREEMENTS" means the Conversion and Omnibus Termination Agreement and General Release, the Distribution Agreement, the Voting Agreement, the Joint Development Preliminary Agreement, the Certificate of Non-U.S. Person and the "Accredited Investor" Questionnaire, all of which are defined below.

     "COMMON STOCK" means the Company's common stock, no par value.

     "EQUITY SECURITIES" means all securities of the Company having voting rights with respect to the election of the Board of Directors, including, but not limited to, shares of Common Stock and all securities (other than outstanding stock options) convertible into or exercisable or exchangeable for any of the foregoing securities.

     "INTELLECTUAL PROPERTY ASSETS" include:

     (i) the Company's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "MARKS");

    (ii) all Company patents, patent applications, and inventions and discoveries that may be patentable (collectively, "PATENTS");

   (iii) all Company copyrights in both published works and unpublished works (collectively, "COPYRIGHTS"); and

    (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively,"TRADE SECRETS") owned, used, or licensed by the Company as licensee or licensor.

     "PRO RATA SHARE" means, with respect to any holder, such holder's pro rata share of the outstanding Equity Securities, shall be a fraction calculated by dividing (i) the number of shares of Common Stock held by the holder as of the applicable date plus the number of shares of Common Stock issuable in conversion exercise or exchange of all other outstanding Equity Securities held by the holder as of the applicable date, but not including any of the Warrant Shares, by (ii) the total number of shares of Common Stock outstanding as of such date plus the total number of shares of Common Stock issuable on conversion, exercise or exchange of all other outstanding Equity Securities as of such date.

     "WARRANT" means the Company's Common Stock purchase warrant in the form attached to this Agreement as EXHIBIT A.

     "WARRANT SECURITIES" means, collectively, the Warrant and the Warrant Shares (defined below).

     "WARRANT SHARES" means the One Million (1,000,000) shares of Common Stock issuable upon exercise of the Warrant.

            1.2 INDEX OF OTHER DEFINED TERMS. In addition to the terms defined above, the following terms have the respective meanings given to them in the sections mentioned below:

                  DEFINED TERM                                SECTION
                  ------------                                -------
                  "Accredited Investor" Questionnaire         3.2(a)

                  Aggregate Purchase Price                    2.1

                  Agreement                                   Preamble

                  Company                                     Preamble

                  Conversion Agreement                        2.2(a)

                  Capitalization Table                        5.7

                  Cash Purchase Price                         2.2(b)

                  Certificate of Non-U.S. Person              3.2(a)

                  Closing                                     3.1

                  Diligence Materials                         4.14

                  Directed Selling Efforts                    4.9(b)


                  Distribution Agreement                      3.2(a)

                  Effective Date                              Preamble

                  Financial Statements                        5.5

                  GDF                                         Preamble

                  GDFI                                        Preamble

                  IPO Event                                   7.7

                  Joint Development Preliminary Agreement     14

                  Non-U.S. Person                             4.9(a)

                  Notice                                      7.2

                  Offered Price                               7.2

                  Offered Shares                              7.2

                  PGS                                         2.2(a)

                  Proposed Transferee                         7.2

                  Purchaser                                   Preamble

                  Purchase Price                              2.1

                  Purchaser Percentage                        2.4

                  Restricted Period                           4.10(c)

                  Rights of First Refusal                     7.1

                  Schedule of Exceptions                      5

                  Securities Act                              4.2

                  Selling Shareholder                         7.1

                  Shares                                      2.1

                  United States                               4.9(a)

                  U.S. Person                                 4.9(a)


          Voting Agreement                                             3.2(b)

     2.   AGREEMENT TO PURCHASE AND SELL SECURITIES

          2.1 AGREEMENT TO PURCHASE AND SELL THE SHARES. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from the Company (at the Closing) One Million Fifty Thousand (1,050,000) shares of the Company's Common Stock (the "SHARES") at a price of Five Dollars ($5.00) per Share (the "PURCHASE PRICE"), for an aggregate purchase price of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000) (the "AGGREGATE PURCHASE PRICE").

          2.2 CONSIDERATION; PAYMENT OF AGGREGATE PURCHASE PRICE. The Aggregate Purchase Price shall be paid as follows:

               (a) CANCELLATION OF INDEBTEDNESS; ACKNOWLEDGEMENT OF SERVICES. One Million Five Hundred Fifty Thousand Dollars ($1,550,000) of the Aggregate Purchase Price shall be paid and/or credited under the terms of that certain Conversion and Omnibus Termination Agreement and General Release dated of even date herewith by and between GDF and GDFI, on the one hand, and the Company and Phoenix Gas Systems, LLC, a California limited liability company and a subsidiary of the Company ("PGS"), on the other hand, a copy of which is attached to this Agreement as EXHIBIT B (the "CONVERSION AGREEMENT"), as follows: (i) Five Hundred Thousand Dollars ($500,000) shall be paid by cancellation or conversion of certain advances originating from ongoing business and financing arrangements between the Company and GDF, and
(ii) One Million Fifty Thousand Dollars ($1,050,000) shall be credited against the Aggregate Purchase Price, as consideration for certain equipment development and business support and demonstration services rendered at the Natural Gas Technology Center, Montreal, Canada. All such arrangements and transactions and the amounts set forth in this Section 2.2(a) are more fully described in the Conversion Agreement.

               (b) CASH PURCHASE PRICE. Purchaser shall pay the entire remaining balance of the Aggregate Purchase Price in the amount of Three Million Seven Hundred Thousand U.S. Dollars ($3,700,000) (the "CASH PURCHASE PRICE") by wire transfer (in immediately available funds) to an account designated by the Company.

          2.3 AGREEMENT TO PURCHASE AND SELL WARRANT. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to Purchaser, and Purchaser agrees to purchase from the Company, the Warrant to purchase up to One Million (1,000,000) shares of the Company's Common Stock (at a price of Four Dollars ($4.00) per share, subject to the terms and conditions of the Warrant).

          2.4 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 2.4 and subject to the rights of first refusal of Sofinov Societe financiere d'innovation Inc. ("Sofinov"), the Company hereby grants to the Purchaser a right of first offer with respect to future sales by the Company of Equity Securities. After the date hereof, each time the Company proposes to offer any of its Equity Securities, the Company shall make an offering of such Equity Securities to the Purchaser in accordance with the following provisions:

               (a) Within ten (10) days after the Company receives a bona fide written offer from a third party to purchase Equity Securities, the Company shall deliver a notice in accordance with Section 16.7 hereof ("NOTICE") to the Purchaser stating (i) its bona fide intention to offer such Equity Securities, (ii) the number of Equity Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Equity Securities.

               (b) By written notification received by the Company, within twenty (20) calendar days after giving of the Notice, the Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, the Purchaser Percentage (defined below) of those Equity Securities on those same terms and conditions. The "PURCHASER PERCENTAGE" shall equal
Purchaser's Pro Rata Share before the proposed sale.

               (c) If the Purchaser does not elect to purchase the entire Purchaser Percentage of those Equity Securities, the Company shall be entitled to make the proposed sale on the proposed terms and conditions; PROVIDED, HOWEVER, that if the Company shall make any material change in the terms and conditions specified in the original notice, or if the proposed sale is not concluded within ninety (90) days after the Purchaser's receipt of the original notice, then the provisions of this Section 2.4 shall again become effective so as to require the Company to notify the Purchaser with respect to any subsequent proposal to sell such securities.

               (d) The right of first offer in this Section 2.4 shall not be applicable (i) to the issuance of any of the Company's Equity Securities pursuant to any stock option, restricted stock or other Equity Securities to any employee or consultant of the Company as incentive compensation or pursuant to any benefit or compensation plan; (ii) to or after the consummation of any transaction resulting in or constituting an IPO Event;
(iii) the issuance of Equity Securities upon conversion or exercise of convertible or exercisable securities (including, without limitation, outstanding options, warrants and rights); (iv) the issuance of Equity Securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or any corporate partnering transaction approved by the Board of Directors; (v) the issuance of Equity Securities to persons or entities with which the Company has business or strategic relationships, including (without limitation) banks, equipment lessors; or (vi) the issuance of Equity Securities in a transaction approved by the holders of a majority of the outstanding shares of the Company's Common Stock.

               (e) The right of first offer set forth in this Section 2.4 shall terminate upon the earliest of the following to occur: (i) an IPO Event; (ii) the first time that the Purchaser fails to exercise its right of first offer under this Section 2.4; and (iii) the fifth anniversary of the Closing.

               (f) The right of first offer set forth in this Section 2.4 may not be assigned or transferred, except that such right is assignable by the Purchaser to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, Purchaser.

      3.  CLOSING; DELIVERIES.

          3.1 THE CLOSING. The purchase and sale of the Shares shall occur at a closing (the "CLOSING") to be held at a time to be mutually agreed on by the Company and Purchaser but not later than July 13, 2000.

          3.2  THE DELIVERY.

               (a) PURCHASER'S DELIVERIES. Under the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall deliver to the Company:

                    (i) the Cash Purchase Price by wire transfer (in immediately available funds) to an account designated by the Company;

                   (ii) the Conversion Agreement in the form attached to this Agreement as EXHIBIT B;

                  (iii) that certain Distribution Agreement dated of even date herewith, by and between PGS and GDF, a copy of which is attached to this Agreement as EXHIBIT C;

                   (iv) that certain Voting Agreement dated of even date herewith, by and between the Company and certain existing shareholders of the Company, on the one hand, and Purchaser, on the other hand, a copy of which agreement is attached to this Agreement as EXHIBIT D (the "VOTING
AGREEMENT");

                    (v) a Certificate of Non-U.S. Person in the form attached to this Agreement as EXHIBIT E (the "CERTIFICATE OF NON-U.S. PERSON"); and

                   (vi) an "Accredited Investor" Questionnaire in the form attached to this Agreement as EXHIBIT F (the "'ACCREDITED INVESTOR' QUESTIONNAIRE").

               (b) THE COMPANY'S DELIVERIES. Under the terms and subject to the conditions of this Agreement, at the Closing and after confirmation of receipt of the Cash Purchase Price, the Company shall issue a stock certificate evidencing the Shares registered in the name of Purchaser and shall deliver such stock certificate to Purchaser at the Purchaser's principal business address (or such other location that Purchaser may designate) in the country of France. Under the terms and subject to the conditions of this Agreement, at the Closing, the Company shall deliver to
Purchaser:

                    (i) the Warrant in the form attached to this Agreement as EXHIBIT A;

                   (ii) the Distribution Agreement in the form attached to this Agreement as EXHIBIT C; and

                  (iii) the Voting Agreement in the form attached to this Agreement as EXHIBIT D.

      4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. In connection with Purchaser's purchase of the Shares and the Warrant Securities, Purchaser hereby represents and warrants to the Company as follows:

          4.1 AUTHORIZATION. All corporate action on the part of Purchaser and its officers, directors and shareholders necessary for its authorization, execution and delivery of this Agreement and the Ancillary Agreements and the performance of the obligations of Purchaser hereunder has been taken. Purchaser has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditor's rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          4.2 INVESTMENT INTENT; CAPACITY TO PROTECT INTERESTS. Purchaser is purchasing the Shares and Warrant Securities solely for Purchaser's own account for investment and not with a view to or for sale in connection with any distribution of the Shares, the Warrant Securities or any portion thereof, and not with any present intention of selling, offering to sell, granting any participation in or otherwise disposing of or distributing the Shares, the Warrant Securities or any portion thereof in any transaction other than a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Purchaser is experienced in making investments in the unregistered and restricted securities of developing and emerging growth companies such as the Company. The Purchaser understands that such investments (including the Purchaser's investment in the Shares and Warrant Securities) involve a high degree of speculation and risk. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Company represented by the Shares and the Warrant Securities and, by reason of Purchaser's financial and business experience and its pre-existing substantive relationship with the Company, Purchaser has the capacity to protect the Purchaser's interests in connection with the Shares and the Warrant Securities. The Purchaser is financially able to bear the economic risk of the investment represented by the Shares and Warrant Securities, including a total loss of such investment. The entire legal and beneficial interest in the Shares and Warrant Securities is being purchased by Purchaser and shall be held only for Purchaser's account or the account of a Non-U.S. Affiliate and neither in whole nor in part for any other entity. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any entity to sell, transfer or grant any participation to such entity or to any third party, with respect to any of the Shares or Warrant Securities.

          4.3 RELIANCE ON PURCHASER'S REPRESENTATIONS. Purchaser understands and acknowledges that the Shares, the Warrant and the Warrant Shares will not be registered under the Securities Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the Company's reliance on such exemption (or exemptions) is predicated on the Purchaser's representations that are set forth in this Agreement, the Certificate of Non-U.S. Person and the "Accredited Investor" Questionnaire. Purchaser understands that the basis for such exemption may not be present if, notwithstanding such representations, Purchaser intends to acquire any of the Shares or Warrant Securities for a fixed or determinable time in the future, or for a market rise, or for sale if the market does not rise. Purchaser has no such intention and intends to acquire the Shares and Warrant Securities for the purposes of investment, as set forth under Section
4.2 of this Agreement.

         4.4 PRINCIPAL ADDRESS; RESIDENCY. Purchaser's principal business address is as set forth on the signature page of this Agreement. Purchaser is not a U.S. Person, as such term is defined under Regulations S and has completed a Certificate of Non-U.S. Person. The Certificate of Non-U.S. Person is incorporated herein by reference in its entirety and made a part of this Agreement as if fully set forth herein. Purchaser acknowledges and understands that, in addition to all other representations set forth in this Agreement, the Company's reliance on the exemptions described under Section
4.3 of this Agreement is predicated on the representations, warranties and certification set forth in the Certificate of Non-U.S. Person.

         4.5 INFORMATION CONCERNING THE COMPANY. Without limiting the terms of the investment representations set forth below, the Purchaser represents that the Purchaser:

                (a) has had an opportunity to ask questions and receive answers from the Company and its officers and directors regarding matters relevant to the Company and an investment therein (e.g., as represented by the Shares), including, without limitation, (1) the terms and conditions of the Shares, (2) the Company's intended business plan, (3) the Company's capitalization and charter documents, (4) the status and nature of the Company's assets, (5) the status and nature of the Company's liabilities (including amounts and other obligations owed to third parties), (6) the Company's current third party arrangements, (7) the early-stage, developing and/or emerging nature of the Company's business, (8) the business prospects and financial affairs of the Company, (9) the competitive environment that the Company and its proposed products and services face and (10) the Company's imminent need for substantial amounts of additional financing;

                (b) has further had the opportunity to obtain any and all information that the Purchaser deemed and deems necessary to evaluate the Company and the Purchaser's acquisition of the Shares and Warrant Securities, as well as to verify the accuracy of information otherwise provided to the Purchaser;

                (c) received and has reviewed the Diligence Materials (defined below); and

                (d) has otherwise received all such information Purchaser deems necessary and appropriate to evaluate the financial risks inherent in making, and the merits of, an investment in the Shares and the Warrant Securities.

         4.6 SOPHISTICATED AND ACCREDITED INVESTOR. By reason of Purchaser's (i) pre-existing substantive relationship with the Company and one or more of its officers, directors or control persons and (ii) by reason of the Purchaser's business or financial experience, the

Purchaser is capable of evaluating the merits and risks of the investment represented by the Shares and the Warrants Securities and the merits and risks of protecting the Purchaser's own interests in connection with such investment. The Purchaser is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act. All statements and representations made in the "Accredited Investor" Questionnaire, which was or is being furnished concurrently herewith to the Company by Purchaser, continue to be and are true, accurate and complete as of the Effective Date.

         4.7 NO PUBLIC MARKET. Purchaser understands that no public market now exists for any of the Shares or Warrant Securities and that there is no assurance that a public market ever will exist for the Shares or the Warrant Securities.

         4.8 ECONOMIC RISK. Purchaser understands that the purchase of the Shares and the Warrant Securities will be a highly speculative investment and involves a high degree of risk, and Purchaser is able, without impairing Purchaser's financial condition, to hold the Shares, the Warrant and Warrant Shares for an indefinite time and to suffer a complete loss of Purchaser's investment.

         4.9 OFFSHORE TRANSACTION. Purchaser understands and acknowledges that:

                (a) The purchase and sale of the Shares and the Warrant Securities under this Agreement are being offered and sold outside the United States to an entity located outside the United States, which is not a U.S. Person and which is not purchasing for the benefit or the account of a U.S. Person (as defined below) (a "NON-U.S. PERSON"). Whenever used in this Agreement, the terms "UNITED STATES" and "U.S. PERSON" shall have the meanings given to them under Rule 902(k) and Rule 902(l) of Regulation S under the Securities Act, a recitation of which is set forth in the Certificate of Non-U.S. Person.

                (b) Neither any offer nor the sale of the Shares or the Warrant Securities to Purchaser under this Agreement was accomplished by means of advertising in any publication or by means of "DIRECTED SELLING EFFORTS" in the United States, as such term is defined under Rule 902(c) of Regulation S under the Securities Act. A recitation of Rule 902(c) is set forth in the Certificate of Non-U.S. Person.

                (c) Neither the offer nor the sale of the Shares or the Warrant was consummated in the United States.

                (d) With respect to the offer and sale of the Shares and Warrant under this Agreement and at all times contemplated herein, Purchaser was and continues to remain located outside the United States.

         4.10 RESTRICTED SECURITIES. Purchaser understands and acknowledges that:

                (a) The sale of the Shares and the Warrant Securities has not been registered under the Securities Act;

          (b) The Shares and the Warrant Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available (such as Rule 144 under the Securities Act), and the Company is under no obligation to register any sale or transfer of the Shares or the Warrant Securities;

          (c) The Shares and the Warrant Securities are "restricted" securities within the meaning of Rule 144 and will be stamped with the legends specified in Section 8 of this Agreement;

          (d) Without limiting the acknowledgment set forth in subpart (a) of this Section 4.10 and without limiting any of the other acknowledgements and representations set forth in Section 4 and Section 9 of this Agreement, before the expiration of the period commencing on the date of Closing and ending one year thereafter (the "RESTRICTED PERIOD"):

               (i) None of the Shares or Warrant Securities may be sold, transferred or assigned, or offered for sale, transfer or assignment to a U.S. Person or for the account or benefit of a U.S. Person;

               (ii) None of the Shares or Warrant Securities may be sold, transferred or assigned, or offered for sale, transfer or assignment, in the United States or in any transaction consummated in the United States (in whole or in part);

          (e) Further, without limiting the acknowledgment set forth in subpart (a) of this Section 4.10, none of the Shares or Warrant Securities may be sold, transferred or assigned, or offered for sale, transfer or assignment, before the expiration of the Restricted Period unless each of the following conditions is satisfied:

               (i) Each prospective subsequent purchaser of the Shares or Warrant Securities certifies that such purchaser is not a U.S. Person and is not acquiring the Shares and/or Warrant Securities for the account or benefit of any U.S. Person;

               (ii) Each such prospective subsequent purchaser agrees to resell such securities in accordance with Regulation S, pursuant to a registration under the Securities Act or pursuant to an available exemption from registration (other than Regulation S); and

               (iii) Each certificate evidencing all of the Shares and/or Warrant Securities to be transferred contains a legend to the effect that transfer of such Shares and/or Warrant Securities is prohibited except in accordance with Regulation S, which may be in the form set forth in Section
8.1 of this Agreement;

          (f) The Company will make a notation in its records of the aforementioned restrictions on transfer and legends; and

          (g) The Company has no obligation to register the transfer of any of the Shares or Warrant Securities and shall refuse to register any such transfer not in accordance with Regulation S.

     4.11 LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Purchaser further agrees that Purchaser shall in no event make any disposition of all or any portion of the Shares or Warrant Securities unless and until:

          (a) (i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such Registration Statement; (ii) the resale provisions of Rule 144 are available and the proposed disposition would comply with the requirements of Regulation S in the opinion of counsel to the Company; or (iii)(A) Purchaser shall have notified the Company of the circumstances surrounding the proposed disposition, (B) Purchaser shall have furnished the Company with an opinion of Purchaser's counsel to the effect that such disposition will not require registration of any of such Shares or Warrant Securities under the Securities Act, (C) the proposed disposition would comply with all applicable requirements of Regulation S, and (D) counsel for the Company shall have concurred with such opinion of Purchaser's counsel, and the Company shall have advised Purchaser of such concurrence; and

          (b) Purchaser shall have complied with the terms of the Rights of First Refusal set forth in Section 7 of this Agreement if they are in effect at the time of the proposed disposition of the Shares or the Warrant Securities, and each transferee of the Shares and/or Warrant Securities agrees in writing to be bound by all terms of this Agreement, including, without limitation, the "lock-up" provisions set forth in Section 13 of this Agreement.

     4.12 NO GOVERNMENT RECOMMENDATION OR APPROVAL. Purchaser understands that no United States federal or state agency, or similar agency of any other country, has passed on or made any recommendation or endorsement of the Company, this transaction or the purchase of the Shares or any of the Warrant Securities.

     4.13 COMPLIANCE WITH OTHER LAWS. Purchaser has observed the laws of Purchaser's jurisdiction in connection with any invitation to subscribe for or purchase the Shares and the Warrant Securities or any use of this Agreement, including (i) the legal requirements within Purchaser's jurisdiction for the purchase of the Shares and the Warrant Securities, (ii) any foreign exchange restriction applicable to such purchase, (iii) any governmental or other consent that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares and/or the Warrant Securities. Purchaser's subscription and payment for, and Purchaser's continued beneficial ownership of, the Shares and the Warrant Securities will not violate any applicable securities or other law of Purchaser's jurisdiction.

     4.14 RELIANCE ON OWN INVESTIGATION. Purchaser has performed a thorough independent due diligence review of the Company, its business enterprise and operations. In connection with its due diligence review of the Company, Purchaser received and has reviewed documents and information relating to the Company's operations, facilities, finances, management, employees and other aspects of the Company's business enterprise, including (without limitation) the documents and information generally described on the List of Diligence Materials attached to this Agreement as EXHIBIT G (the "DILIGENCE MATERIALS") on behalf of the Company. The Diligence Materials were contained in twenty
(20) individual binders and
forwarded to Purchaser at Purchaser's request. Notwithstanding anything contained in this Agreement to the contrary and notwithstanding the representations set forth under Section 4.5 of this Agreement, in making an investment decision with respect to the Shares and the Warrant Securities under this Agreement, Purchaser is relying entirely on its own investigation and examination of the Company and its business and has not based any investment decision on statements from the Company or any of its officers, directors, employees, agents or other representatives.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the Schedule of Exceptions furnished to Purchaser and attached hereto as EXHIBIT H (the "SCHEDULE OF EXCEPTIONS"), the Company hereby represents and warrants to Purchaser that:

          5.1 ORGANIZATION; GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of California, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is currently not qualified to transact business as a foreign corporation in any other jurisdictions. The failure to so qualify to transact business will not have a material adverse effect, however, on the Company's business (as currently conducted).

          5.2 AUTHORIZATION. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party, the performance of all obligations of the Company hereunder and thereunder, the authorization, issuance and delivery of the Warrant, and the authorization, issuance, reservation for issuance, sale and delivery of the Shares being sold under this Agreement and of the Warrant Shares, has been taken or will be taken before the Closing. All necessary corporate action by PGS necessary for the authorization, execution and delivery of the Distribution Agreement and the performance of all obligations of PGS thereunder has been taken or will be taken before the Closing. This Agreement and each Ancillary Agreement to which the Company or PGS is a party is a valid and legally binding obligation of the Company or PGS, as the case may be, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          5.3 VALID ISSUANCE OF SHARES AND WARRANT SHARES. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. The Warrant Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of this Agreement and the Warrant, will be duly and validly issued, fully paid and nonassessable.

          5.4 GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority in the United States is required on the part of the Company or PGS in connection with the performance of this

Agreement or any of the Ancillary Agreements, the offer, sale or issuance of the Shares or any of the Warrant Securities, except that any notice of sale required to be filed with the Securities and Exchange Commission under the Securities Act or such post-closing filings as may be required under applicable state securities laws, will be filed timely after the Closing within the applicable periods therefor.

          5.5 FINANCIAL STATEMENTS. The Company furnished to the Purchaser an audited balance sheet of the Company dated December 31, 1999, together with audited statement of operations and statement of cash flows of the Company for its fiscal year ended December 31, 1999, and an unaudited balance sheet of the Company dated April 30, 2000, together with an unaudited profit and loss statement for the four months ended April 30, 2000 (all such financial statements being collectively referred to herein as the "FINANCIAL STATEMENTS"). Such Financial Statements (a) are in accordance with the books and records of the Company, (b) are true, correct and complete and present fairly the financial condition of the Company at the date or dates therein indicated and the results or operations for the period or periods therein specified and (c) except for the unaudited balance sheet dated April 30, 2000, and the related profit and loss statement for the four months ended April 30, 2000, were prepared in accordance with generally accepted accounting principles applied on a consistent basis, for the omission of notes thereto and normal year-end audit adjustments. The respective balance sheets of the Financial Statements disclose all of the Company's material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities and contingent liabilities) to the extent that such debts, liabilities and obligations are required to be disclosed in accordance with generally accepted accounting principles. Since April 30, 2000, there has not been any change in the assets, liabilities, financial condition, earnings, business, operations or prospects of the Company, other than changes in the ordinary course of business and consistent with past practice that have not been, either in any case or in the aggregate, materially adverse to the Company.

          5.6 CORPORATE ACTION; BOOKS AND RECORDS. From the date of the Company's incorporation, all material corporate action that has been taken by the Board of Directors, or Committees of the Board of Directors, or shareholders of the Company is fully and accurately recorded in its minute books, and the corporate books and the corporate books and records of the Company are accurate and complete in all material respects.

          5.7 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the company consists of Thirty Million (30,000,000) shares of the Company's Common Stock, of which Twelve Million Seven Hundred Seventy Seven Thousand Three Hundred Fifty Two (12,377,352) shares will be issued and outstanding immediately after execution of this Agreement and the issuance of the Shares hereunder (but assuming no exercise of the Warrant or any other outstanding option, warrant or right), as described on the Capitalization Table attached to this Agreement as EXHIBIT I (the "CAPITALIZATION TABLE"). Of the authorized shares of Common Stock, Five Million Six Hundred Six Thousand (5,606,000) shares are reserved for issuance upon exercise of outstanding options, warrants and rights, as set forth in the Capitalization Table under the heading Outstanding Options and Warrants. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable.

          5.8 NO COMMITMENTS. There are no outstanding options, rights, subscriptions, warrants, conversion rights, pre-emptive rights, agreements or commitments of any kind to purchase or otherwise acquire from the company any Equity Securities, except as set forth on the Capitalization Table (Exhibit
I) and Section 5.8 of the Schedule of Exceptions (Exhibit H). The Company is not a party or subject to any agreement or understanding, and to the Company's knowledge, there is not any agreement or understanding between any persons and/or entities, that affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company, except as set forth on the Capitalization Table and Section 5.8 of the Schedule of Exceptions.

          5.9 SUBSIDIARIES AND OTHER INVESTMENTS. The Company has no subsidiaries or Affiliates, and it does not own, directly or indirectly, any capital stock in any other corporation or ownership interest in any other entity.

          5.10 LICENSES AND PERMITS. The Company possesses all material federal, state and local licenses or permits which are necessary to conduct its business as now operated. Such permits include but are not limited to all such environmental permits that are required (if any) pursuant to the Clean Air Act, 42 U.S.C. Sections 740 ET. SEQ., the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 ET SEQ. The consummation of the transactions provided for in this Agreement will not cause any of such licenses or permits to be terminated or become in default, and no action or claim is pending, or, to the knowledge of the Company, currently is overtly threatened, to revoke or terminate any of such licenses or permits, or declare any of them invalid in any material respect.

          5.11 ABSENCE OF CERTAIN CHANGES. Since December 31, 1999, the Company has conducted its business only in the ordinary course, and there has not been (except as reflected in the balance sheet dated April 30, 2000, and the statement of profits and losses for the four months then ended):

     (a) Any change in its condition (financial or otherwise), assets, liabilities, earnings, business, operations or prospects that either singly or in the aggregate has been materially adverse.

     (b) To the Company's knowledge, any event (whether or not insured against) that either singly or in the aggregate has materially and adversely affected its assets, liabilities, earnings, business operations, or prospects.

     (c) Any mortgage or pledge of, or material lien or other encumbrance placed on any of its properties or assets.

     (d) Any sale, transfer or other disposition of any of its material assets, including, without limitation, its Intellectual Property Assets except inventory sold in the ordinary course of business.

     (e) Any purchase, redemption or other acquisition by the Company of any shares of its capital stock.

     (f) Any issuance, sale or other disposition of any shares or rights to acquire shares of its capital stock, or of any evidence of indebtedness or securities of the Company.

     (g) Any incurrence or creation by the Company of any material liability, commitment or obligation, except unsecured current liabilities incurred in the ordinary course of business and contracts and commitments entered into in the ordinary course of business.

          5.12 LITIGATION. There is no pending or, to the knowledge of the Company, overtly threatened claim, action, suit, arbitration, proceeding or investigation of any character against the Company by any party, including government agencies.

          5.13 JUDGMENT, AWARDS AND PROCEEDINGS. There are no judgments, awards or proceedings outstanding against the Company that, singly or in the aggregate, materially and adversely affects its business, operations or properties, or which enjoins the Company or prohibits any material business practice, the acquisition of any property or the conduct of business in any area. The Company is not contemplating instituting any material claim, suit, action, arbitration, or administrative or other proceeding.

          5.14    NO VIOLATION.

          (a) Neither the execution of this Agreement or the Ancillary Agreements by the Company or PGS nor the consummation of the transactions contemplated hereby or thereby will (i) violate or result in a breach of, or constitute a default under, any provision of the Company's Articles of Incorporation or Bylaws, or (ii) violate or result in a material breach of, or constitute a material default (or would result in or constitute such a material breach or default with notice or lapse of time or both) under any provision of any indenture, mortgage, lien, lease, agreement, license, contract, instrument, order, arbitration award, judgment, decree, law, ordinance, regulation, or any other restriction of any kind or character to which the Company or PGS is a party or by which either is bound (other than such violations, breaches, or defaults which are not reasonably likely to have a material adverse effect on the Company), or result in or constitute any breach thereunder that would prevent, hinder or delay the consummation of the transactions contemplated by this Agreement or create any material claim, lien, charge or encumbrance upon any of the Company's property or assets. All consents required in connection with the execution by the Company of this Agreement and the Ancillary Agreements and the execution of the Distribution Agreement by PGS, or the consummation by them of the transactions contemplated thereby have been obtained.

     (b) To the knowledge of the Company, the Company's operations do not violate any law, statue, rule, ordinance or regulation of any governmental body or agency, nor is it in default with respect to any judgment, decree or award of any court or of any state, federal, municipal or other governmental body or agency which, if pursued in either case, might have a material adverse effect, singly or in the aggregate, on the business, financial condition, properties, operations or prospects of the Company.

         5.15 ENVIRONMENTAL MATTERS. The Company has conducted its business and operations in compliance, in all material respects, with all applicable federal, state and local environmental laws. The Company has received no notice that it may be a potentially responsible party for any response or cleanup costs for environmental contamination or damage. To the knowledge of the Company, after reasonable investigation, none of the properties owned or leased by the Company is contaminated with any wastes or hazardous substances.

         5.16 TITLE. The Company has good title to its properties and assets including all of its Intellectual Property Assets. Such properties and assets are not subject to any liens, mortgages, pledges, encumbrances or charges of any kind, except liens for current taxes and assessments not delinquent. All leases pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms, and, to the Company's knowledge, no material default exists under any of them.

         5.17 INTELLECTUAL PROPERTY ASSETS. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all Intellectual Property Assets. The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

         No outstanding options, licenses or agreements of any kind exist with respect to the Intellectual Property Assets, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communication alleging that the Company has violated, or by conducting the Company's business as proposed, would violate, any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

         All founders and former and current employees of the Company (who are involved materially and substantively in the design and development of the Company's products) have executed written contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company.

         The Company has furnished to Purchaser a complete and accurate list and summary description of all issued Patents and Patent applications. The Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) and, to the Company's knowledge, are valid and enforceable. No issued Patent or Patent application has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company's knowledge, there is no potentially interfering patent or patent application of any third party. To the best of Company's knowledge, neither the validity, enforceability, inventorship or ownership of any issued Patent or Patent application has been challenged or threatened in any way, nor is any Patent infringed by any third party. None of the products manufactured and sold, nor any process or know-how used, by the Company is alleged to infringe or, to the Company's knowledge, infringes any patent or other proprietary right of any other person. All products sold by the Company that are covered by any issued Patent have been marked with the proper patent notice.

         The Company has furnished to Purchaser a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements and, to the Company's knowledge are valid and enforceable. No Mark has been or is now involved in any opposition, invalidation, or cancellation, and no such action is threatened with the respect to any of the Marks. To the Company's knowledge, there is no potentially interfering trademark or trademark application of any third party. No Mark has been challenged or threatened in any way, nor, to the Company's knowledge, is any of the Marks infringed by any third party. None of the Marks used by the Company is alleged to infringe or, to the Company's knowledge infringes any trade name, trademark, or service mark of any third party. All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

         The Company has furnished to Purchaser a complete and accurate list and summary description of all works that the Company considers useful and valuable to the Company's business, in which the Company may own a Copyright. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of al liens, security interests, charges, encumbrances, equities, and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal legal requirements, and, to the Company's knowledge, are valid and enforceable. To the best of Company's knowledge, neither the validity, enforceability, authorship or ownership of any Copyright has been challenged or threatened in any way, nor, to the Company's knowledge, is any of the Copyrights infringed by any third party. None of the subject matter of any of the Copyrights is alleged to infringe or, to the Company's knowledge, infringes any copyright of any third party or is a derivative work based on the work of a third party. All published works under which the Company may own Copyrights have been marked with the proper copyright notice.

         With respect to each Trade Secret that the Company considers useful and valuable to Company's business, the Company has documented such Trade Secret or reduced such Trade Secret to writing [in current, accurate and sufficient detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.] The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company's knowledge, have not been used, divulged, or appropriated either for the benefit of any person or to the detriment of the Company. To the best of Company's knowledge, neither the validity, enforceability or ownership of any Trade Secret has been challenged or threatened in any way, or has been infringed by a third party.

          5.18 DISCLOSURE. This Agreement, and schedules hereto, and the Diligence Materials furnished to Purchaser by or on behalf of the Company by authorized representatives of the Company in connection with this Agreement and the transactions contemplated herein, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary (in light of the circumstances) to make the statements made herein not misleading.

     6. RIGHTS AS SHAREHOLDER. Subject to the terms and conditions of this Agreement, Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares and the Warrant Shares, respectively, from and after the date on which Purchaser delivers full payment for the Shares and Warrant Shares until such time as Purchaser disposes of the Shares and Warrant Shares or the Company and/or its assignee(s) exercises the Rights of First Refusal as set forth in Section 7 of this Agreement. Upon such exercise, Purchaser shall have no further rights as a holder of the Shares or Warrant Shares so purchased except the right to receive payment for the Shares or Warrant Shares so purchased in accordance with the provisions of this Agreement, and Purchaser shall forthwith cause the certificate(s) evidencing the Shares or Warrant Shares so purchased to be surrendered to the Company for transfer or cancellation.

     7.   RIGHTS OF FIRST REFUSAL.

          7.1 GENERAL. Before any of the Shares or Warrant Shares held by Purchaser or any transferee (either being sometimes referred to in this Agreement as the "SELLING SHAREHOLDER") may be sold or otherwise transferred to any person or entity that is not an Affiliate of Purchaser, the Company or its assignee(s) shall have rights of first refusal to purchase the Shares and/or the Warrant Shares under the terms and conditions set forth in this
Section 7 (the "RIGHTS OF FIRST REFUSAL").

          7.2 NOTICE OF PROPOSED TRANSFER. The Selling Shareholder of the Shares shall deliver to the Company a written notice (the "NOTICE") stating:
(a) the Selling Shareholder's BONA FIDE intention to sell or otherwise transfer such Shares and/or Warrant Shares (the "OFFERED SHARES"); (b) the name of each proposed purchaser or other transferee (the "PROPOSED TRANSFEREE"); (c) the number of Offered Shares to be transferred to each Proposed Transferee; and (d) the BONA FIDE cash price or other consideration for which the Selling Shareholder proposes to transfer the Offered Shares (the "OFFERED PRICE"), and the Selling Shareholder shall offer the Offered Shares at the Offered Price to the Company or its assignee(s).

          7.3 EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within fifteen (15) days after receipt of the Notice, the Company or its assignee(s) may, by giving written notice to the Selling Shareholder, elect to purchase all (but not less than all) of the Offered Shares, at the purchase price determined in accordance with Section 7.4 below.

          7.4 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Offered Shares purchased by the Company or its assignee(s) under this
Section 7.4 shall be the Offered Price. If the Offered Price includes consideration other than cash, then the cash equivalent value of the non-cash consideration shall be mutually determined by the Board of Directors of the Company and Purchaser in good faith.

          7.5 PAYMENT. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by wire transfer in immediately available funds), by cancellation of all or a portion of any outstanding indebtedness of the Selling Shareholder to the Company (or, in the case of purchase by an assignee, to the assignee), or by any combination thereof within Forty (40) days after receipt of the Notice or in the manner and at the times set forth in the Notice. The sale shall constitute a representation and warranty by the Selling Shareholder that the Shares and/or Warrant Shares being sold are free and clear of all liens, claims and encumbrances, except as contemplated by this Agreement.

          7.6 SELLING SHAREHOLDER'S RIGHT TO TRANSFER. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company or its assignee(s) as provided in this Section 7, then none of the Offered Shares shall be purchased under this
Section 7, and the Selling Shareholder may sell or otherwise transfer the Offered Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer (a) is consummated within ninety (90) days after the date of the Notice, (b) is in accordance with all of the terms of this Agreement and all other agreements between the Selling Shareholder and the Company and (c) is effected in accordance with all applicable securities laws, and the Proposed Transferee agrees in writing that the provisions of this Agreement shall continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company or its assignees shall again be offered the Rights of First Refusal before any Offered Shares held by the Selling Shareholder may be sold or otherwise transferred.

          7.7 TERMINATION OF RIGHTS OF FIRST REFUSAL. The Rights of First Refusal under this Section 7 shall not apply to and shall terminate immediately before the closing of any initial public offering of the Company's Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act ("IPO EVENT") and shall be reinstated if there is no such closing.

     8.   RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

          8.1 LEGENDS. Purchaser understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto to be placed on all certificates evidencing the Shares and the Warrant Shares along with all other legends that may be required by the state or federal securities laws:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
    REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE

     SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF
     COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS (IF ANY).

     "THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, BEFORE THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY, ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
     (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE
     COMPANY'S RIGHT BEFORE ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
     (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,
     CERTIFICATES AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO THE COMPANY. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF FURTHER AGREES NOT TO ENGAGE IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES UNLESS SUCH TRANSACTIONS MEET THE REQUIREMENTS AND COMPLY WITH THE SECURITIES ACT."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, INCLUDING RIGHTS OF FIRST REFUSAL, AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180-DAY MARKET STANDOFF PROVISION AS SET FORTH IN THE COMMON STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH MARKET STANDOFF PROVISION IS BINDING ON TRANSFEREES OF THESE SHARES."

          8.2 STOP-TRANSFER NOTICES. Purchaser agrees that, in order to ensure compliance with the restrictions set forth in this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          8.3 REFUSAL TO TRANSFER. The Company shall not be required (a) to transfer on its books any of the Shares or Warrant Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or Warrant Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares or Warrant Shares have been so transferred.

     9.   COVENANTS.

          9.1 COVENANTS OF PURCHASER. Purchaser shall not resell or offer to resell any of the Shares or Warrant Shares, and shall not transfer, assign or offer to transfer or assign any portion of the Warrant, except in compliance with all applicable terms and conditions set forth in this Agreement (including, without limitation, all applicable terms, conditions and limitations set forth under Section 4 of this Agreement) and the requirements of Regulation S. Purchaser shall not resell or offer to resell any of the Shares or Warrant Shares, and shall not transfer, assign or offer to transfer or assign any portion of the Warrant, in the United States or to any person in the United States, to any U.S. Person or to others for the benefit or account of any U.S. Person, at any time before the expiration of the Restricted Period. Without limiting the application of any of the remaining conditions set forth in this Section 9.1, Purchaser shall in no case resell or offer to resell any of the Shares or Warrant Shares, and shall not transfer, assign or offer to transfer or assign any portion of the Warrant, before expiration of the Restricted Period, unless each of the following additional conditions is satisfied:

               (a) The prospective subsequent purchaser certifies that such purchaser is not a U.S. Person and is not acquiring the Shares and/or Warrant Securities for the account or benefit of any U.S. Person;

               (b) The prospective subsequent purchaser agrees to resell all such Shares and/or Warrant Securities in accordance with Regulation S, pursuant to a registration under the Securities Act or pursuant to an available exemption from registration; and

               (c) Under the terms of the sale to such prospective subsequent purchaser, each certificate evidencing all such Shares and/or Warrant Securities to be transferred must contain a legend to the effect that transfer of such Shares and/or Warrant Securities is prohibited except in accordance with Regulation S, which may be in the form set forth in Section 8.1 of this Agreement.

                9.2 COVENANTS OF THE COMPANY. The Company covenants as follows:

                       (a) Until the occurrence of an IPO Event, the Company shall furnish to Purchaser within forty-five (45) days after the close of each of its fiscal quarters a copy of the Company's unaudited balance sheet and related profit and loss statement for the quarter, and shall deliver to Purchaser within ninety (90) days after the close of its fiscal year a copy of the Company's audited financial statements prepared in accordance with generally accepted accounting principles.

                       (b) The Company shall not register the transfer of any of the Shares or Warrant Securities that shall have been sold or transferred in violation of Regulation S.

         10. COMPANY RIGHTS. The Company shall not be required (a) to transfer on the Company's books any of the Shares that are or have been sold or transferred in violation of any of the terms or provisions set forth in this Agreement (including, without limitation, the conditions and limitations set forth under Section 4 and Section 9 of this Agreement) or (b) to treat as owner of such Shares, or to accord voting rights associated with the ownership of such Shares or to pay dividends to, any transferee to whom such Shares have been so transferred.

         11. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

                11.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in Section 4 of this Agreement and those contained in the Certificate of Non-U.S. Certificate and the "Accredited Investor" Questionnaire shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                11.2 PERFORMANCE. Purchaser shall have performed and complied with all agreements, obligations, covenants and conditions contained in this Agreement that are required to be performed or complied with it at or before the Closing.

                11.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         12. CONDITIONS OF PURCHASER'S OBLIGATIONS AT CLOSING. The obligations of Purchaser to the Company under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

                12.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 5 shall be true on the Closing with the same effect as though such representations and warranties had been made on the date of the Closing.

                12.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or before the Closing.

         13. MARKET STANDOFF AGREEMENT. Purchaser hereby agrees, if so requested by the managing underwriters in a public offering of the Company's capital stock, that, without the prior written consent of such managing underwriters, Purchaser shall not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, reduce Purchaser's market risk with respect to or make a distribution of any capital stock of the Company held by or on behalf of Purchaser or beneficially owned by Purchaser in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to one hundred and eighty days after the date of the final prospectus relating to any initial public offering by the Company.

     14. DEVELOPMENT PROGRAM; PURCHASER'S CONTINUING OBLIGATIONS. As consideration for the sale and issuance of the Shares and the Warrant and in connection with the financing and commercial arrangements contemplated by this Agreement, the Company and GDF agree to fund a joint development program on the terms set forth in the Joint Development Preliminary Agreement, the form of which is attached to this Agreement as EXHIBIT J (the "JOINT DEVELOPMENT PRELIMINARY AGREEMENT"). The parties hereby acknowledge and agree that the Joint Development Preliminary Agreement sets forth the principle terms of a jointly funded development program, including (without limitation) a general description of the scope of the research and development program. The Joint Development Preliminary Agreement may be modified and/or supplemented by a subsequent agreement between the parties, which will set forth a more detailed description of the contemplated joint development program.

     15. CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES BEFORE SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     16. MISCELLANEOUS.

          16.1 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions nevertheless shall remain effective and shall remain enforceable.

          16.2 CHOICE OF FORUM. Any judicial proceeding brought by any party hereto as a result of a dispute or controversy arising out of or related to this Agreement shall be commenced in courts located within Los Angeles County, California. All parites hereto agree to submit to the jurisdiction of the federal and state courts located within such county in the event of such a dispute or controversy.

          16.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements contained in this Agreement shall not be discharged or dissolved at the Closing but shall survive and remain in full force and effect after the Closing.

          16.4 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto (including permitted transferees of the Shares, Warrant and the Warrant Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any right, remedy, obligation or liability under or by reason of this Agreement, except as expressly provided in this Agreement.

          16.5 NO WAIVER. The failure of any party hereto at any time to require performance by the other party hereto of any term or provision of this Agreement shall not affect the right of such party to require performance of that term or provision, and any waiver by any party hereto of any breach of any term or provision of this Agreement shall not be contrued as a waiver of any continuing or succeeding breach of such term or provision, a waiver of the term or provision itself or a waiver of any right under this Agreement.

          16.6 WRITTEN AMENDMENTS. This Agreement may not be modified, amended, altered or changed in any respect whatsoever except by further agreement in writing, duly executed by all parties hereto. No oral statements or representations made after the date of this Agreement by any party hereto are binding on such party, and no party hereto shall have the right to rely on such oral statements or representations.

          16.7 NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile at the address and number set forth below, provided that the notifying party provides a proof of receipt (if requested); (c) three (3) business days after deposit with an international express delivery service, with the cost of shipment and delivery prepaid, addressed to the parties as set forth below, provided that the sending party receives a confirmation of delivery from the delivery service provider.

          To Purchaser:


          23, rue Philibert Delorme
          75017 Paris
          France

          Fax Number: (33-1) 47 54 31 75a l'attention du Directeur marketing strategique



          To the Company:

          Hydrogen Burner Technology, Inc.
          3925 Vernon Street
          Long Beach, CA  90815
          Attn: David Moard, President
          Fax Number: (562) 597-8780

     Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 16.7 by giving the other party written notice of the new addresses in the manner set forth above.

     16.8 FURTHER INSTRUMENTS. The Company and Purchaser agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     16.9 FINDER'S FEES. Each party (a) represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (b) hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

     16.10 DISPUTE RESOLUTION. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed on within thirty (30) days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

     16.11 ENTIRE AGREEMENT. This Agreement and Ancillary Agreements constitute the entire agreement among the parties hereto and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof and thereof (except as expressly set forth herein and therein); PROVIDED, HOWEVER, that no party shall be bound by any of the Ancillary Agreements to which such party is not a signatory. No party shall be liable or bound to the other party in any manner by any warranty, representation or covenant except as specifically set forth herein or therein.

     16.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     16.13 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     16.14 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Conversion Agreement, the Voting Agreement or any of the other Ancillary Agreements, or the Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.



                        [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, this Agreement is effective as of the day and year herein above first written.

                                           THE "COMPANY":

                                           Hydrogen Burner Technology, Inc.

                                           By:    /s/ David Moard
                                                  ----------------------------
                                                  David Moard
                                           Title: President

                               Address:    3925 Vernon Street
                                           Long Beach, CA 90815



     [SIGNATURE PAGE TO COMMON STOCK AND WARRANT PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, this Agreement is effective as of the day and year herein above first written.

                                           "PURCHASER":

                                           G.D.F. International

                                             /s/ Jacques Deyirmenjian
                                           By:  Jacques Deyirmendjian

                                           Its: Chief Executive Officer

                               Address:    2 rue Curnonsky
                                           75017 Paris
                                           France

                                           Fax Number: 33 1 47 54 73 55




       [SIGNATURE PAGE TO COMMON STOCK AND WARRANT PURCHASE AGREEMENT]